UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 21, 2006

ATSI Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation

1-15687 (Commission File Number)	74-2849995 (I.R.S. Employer Identification No.)

8600 Wurzbach, Suite 700W San Antonio, Texas (Address of Principal Executive Offices)	78240 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 21, 2006, our board of directors determined that the previously-issued audited financial statements for the year ended July 31, 2005 and interim financial statements for the three months ended October 31, 2005 should not be relied upon because they do not reflect a net gain or benefit from certain embedded derivative securities issued by ATSI. The board of directors has reviewed the accounting treatment of the Company’s convertible securities with the Company’s independent accountants. The Company will file an amended Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005 and an amended Quarterly Report on Form 10-QSB for the three months ended October 31, 2005 to restate the affected financial statements previously filed with the Securities and Exchange Commission within 20 days.

ATSI hired outside consultants specializing in derivative accounting. After a thorough review of its accounting and financial disclosure  of embedded derivatives, the Company has changed its internal controls to require that all outstanding convertible instruments are reviewed quarterly. The Company will determine whether additional disclosure relating to embedded derivatives is required at the end of each fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATSI Communications, Inc.

Dated: March 29, 2006	By:	/s/ Antonio Estrada
Antonio Estrada
Corporate Controller